SCHEDULE 14A INFORMATION
                                (AMENDMENT NO. 1)

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting  Material  Pursuant  to  Section   240.14a-11(c)  or  Section
     240.14a-12


                            The Neptune Society, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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     (2)  Aggregate number of securities to which transaction applies:


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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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                              NEPTUNE SOCIETY, INC.
                         4312 Woodman Avenue, 3rd Floor
                         Sherman Oaks, California 91423
                       Phone 818-953-9995 fax 818-953-9844

                               AMENDMENT NO. 1 TO
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  July 28, 2003

INTRODUCTORY NOTE: THIS AMENDMENT NO. 1 AMENDS THE REGISTRANT'S PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS ("PROXY STATEMENT") TO BE HELD AT 9:00 A.M. (LOCAL TIME) ON FRIDAY, JULY 28, 2003 TO REVISE AND EXPAND CERTAIN DISCLOSURES REGARDING "VOTING RIGHTS" ON PAGE 1 OF THE PROXY STATEMENT AND THE INFORMATION UNDER "PROPOSAL NO. 1 - ELECTION OF DIRECTORS" ON PAGE 2 OF THE PROXY STATEMENT. IN ALL OTHER RESPECTS, THE PROXY AS ORIGINALLY FILED REMAINS UNCHANGED.

The first paragraph under the Section entitled "Voting Rights" on page 1 of the Registrant's Proxy Statement is amended in its entirety as follows:

                                  VOTING RIGHTS

     The Company's common stock is the only type of security entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on June 27, 2003 ("Record Date") are entitled to receive notice of the Annual Meeting and to vote the shares they hold at the Annual Meeting or at any adjournment or postponement. As of the Record Date, there were 5,089,872 shares of common stock outstanding, each share being entitled to one vote on each matter to be voted upon. Shareholders are entitled to cumulative voting rights in the election of directors.

     The Section entitled "Proposal No. 1 - Election of Directors" on page 3 of the Registrant's Proxy Statement is amended in its entirety as follows:


                                 PROPOSAL NO. 1

ELECTION OF DIRECTORS


The Bylaws of the Company provide that the Company's Board of Directors ("Board") shall be increased or decreased from time to time by resolution of the Board or of the Shareholders and that all directors elected by the shareholders shall hold office until the next regular annual meeting of shareholders or until a director's successor is elected and qualified.

The Company presently has 4 directors serving on the Board.

Marco P. Markin, Matthew Hoogendoorn, Bryan G. Symington Smith and Brent Lokash, constitute the current directors of the Company now serving on the Board.

The following individuals have been nominated by the Board for reelection or new election as a director at the Annual Meeting, each to serve for a term of one year or until his successor has been duly elected and qualified: Marco P. Markin, Matthew Hoogendoorn, Bryan G. Symington Smith, and Brent Lokash.

Shareholders are entitled to cumulative voting rights. A shareholder voting for the election of directors may cast a number of votes equal to the number of directors being elected times the number of shares held on the record date for a single nominee or divide them among nominees in full votes in any manner. It is the intention of the Proxy holders to exercise voting rights in order to elect the maximum number of nominees named below. An instruction on the Proxy to vote for "AGAINST", or to "ABSTAIN" from voting for, a nominee will be deemed an authorization to withhold any votes for such nominees and to vote cumulatively for the remaining nominees, unless otherwise indicated. To exercise




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cumulative  voting by  casting  two or more  votes per share for any  individual nominee(s), write the number of votes cast for the nominee in the space beside his name. The accompanying proxy will be voted for these nominees, except where you indicate otherwise or authority to so vote is withheld. Should any of these individuals be unable to serve, the proxy will be voted for such person(s) as is designated by the Board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1.

                               GENERAL INFORMATION

     Your proxy, using the enclosed form, is solicited by the Board of Directors of The Neptune Society, Inc., a Florida corporation ("Neptune Society" or the "Company") for the Annual Meeting of Shareholders ("Annual Meeting") to be held at 9:00 a.m. (local time) on Friday, July 28, 2003, at the Metropolitan Hotel, 645 Howe Street, Vancouver, British Columbia, Canada in the Hong Kong conference room, Vancouver, British Columbia, and at any adjournment thereof. This Amendment No. 1 to the Proxy Statement mailed the initial proxy statement to shareholders on or about July 7, 2003. This Amendment No. 1 is being mailed on or about July 16, 2003.

Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy included in the Proxy Statement to ensure that your shares are represented.


July 15, 2003                        BY ORDER OF THE BOARD OF DIRECTORS:

                                     /s/ Marco Markin

                                     Marco Markin
                                     CEO and Chairman of the Board



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